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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105358 of Verint Systems Inc. on Form S-3 of our report dated March 10, 2003, included in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2003, and to the use of our report dated March 10, 2003 (May 21, 2003 as to Notes 1 and 2), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
June 2, 2003

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INDEPENDENT AUDITORS' CONSENT